Exhibit 99.1

Parties to the Stockholders Agreement

1. Ameritrade Holding Corporation

2. Silver Lake Partners, L.P.

3. Silver Lake Investors, L.P.

4. Silver Lake Technology Investors, L.L.C.

5. TA/Advent VIII, L.P.

6. TA Executives Fund, LLC

7. TA Investors, LLC

8. TA Atlantic & Pacific IV, L.P.

9. TA IX, L.P.

10. Advent Atlantic & Pacific III, L.P.

11. J. Joe Ricketts

12. Marlene M. Ricketts

13. Marlene M. Ricketts 1994 Dynasty Trust

14. J. Joe Ricketts 1994 Dynasty Trust

15. Ricketts Grandchildren Trust